SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2010

KODIAK ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-38558	65-0967706
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120 833- 4th Avenue, SW Calgary, Alberta Canada	T2P3T5
(Address of principal executive offices)	(Zip Code)

403.262.8044
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

(a) On October 29, 2010, Kodiak Energy, Inc. (the “Registrant” or the ‘ Company”) notified Meyers Norris Penny LLP (“Meyers Norris Penny”)  that  it was   dismissed as the  Registrant’s  independent registered public accounting firm. The decision to dismiss the Meyers Norris Penny as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on October 28, 2010.  Except as noted in the paragraph immediately below, the reports of Meyers Norris Penny on the Company’s consolidated financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Meyers Norris Penny on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008  contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to   uncertainty with respect to Company’s ability to fund future operations.

During the years ended December 31, 2009 and 2008  through October 29, 2010, the Company has not had any disagreements with Meyers Norris Penny  on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Meyers Norris Penny’s  satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2009 and 2008 through October 29, 2010, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Meyers Norris Penny  with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Meyers Norris Penny is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On October 29, 2010  (the “Engagement Date”), the Company engaged RBSM LLP (“RBSM ”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. The decision to engage RBSM  as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company announced that Mr. Lester Owens has submitted his retirement from the Company’s Board of Directors effective November 2, 2010. Mr. Owens wishes to focus on his other business activities. The Board wishes to thank Mr. Owens for his years of invaluable service to the Company and for a success in his other ventures.

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Meyers Norris Penny LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.

Dated: October 29, 2010	By:	/s/ William Tighe
Name: William Tighe
Chief Executive Officer and Director